EXHIBIT 32.2

              Certification of Chief Financial Officer Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Mattson Technology, Inc. (the "Company") on Form 10-Q for the quarter ended June 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ludger Viefhues, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




August 12, 2003                                /s/ LUDGER VIEFHUES
                                               ---------------------------
                                                   Ludger Viefhues
                                                   Chief Financial Officer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mattson Technology, Inc. and will be retained by Mattson Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.